<Stamp of Secretary
                                                           Of State of State
                                                           Of Utah -Received
                                                           NOV 28 1958>

                    CERTIFICATE OF AMENDMENTS

STATE OF UTAH          )
                       )ss
County of Salt Lake    )

MAURICE MORTON AND MURRAY WILLIAMS, President and Secretary respectively of the Garden & Lawn Equipment Corporation, a corporation organized and existing under the laws of the State of Utah, do hereby certify that said corporation at a special meeting of the stockholders thereof held in Salt Lake City, Utah, on the 12th day of October, 1958, amended its Articles of Incorporation so that hereafter Article I and Article VIII shall read as follows:

ARTICLE I

The name of this corporation hereby formed shall be "G & L Equipment Company".

ARTICLE VIII

This corporation is authorized to issue only one class of shares of stock; the told number of such shares is 11,000, with which total number it shall commence business and all of such shares are to be without par value.

We further certify that all at the stock entitled to vote was represented at said meeting and voted in favor of said amendments.

                                        /s/ Maurice E. Morton

                                            President


                                         /s/ Murray Williams

                                             Secretary



 STATE OF UTAH         )
                       )ss
 County of Salt        )


 On the 21 day of October, 1958, personally appeared before me
 MAURICE MORTON and MURRAY WILLIAMS, the signers of the foregoing certificate of amendments, known to me to be the President and Secretary of Garden and Lawn Equipment Company, who duly acknowledged to me that they executed said certificate of amendments.

 Subscribed and sworn to before me this 21 day of October,1958.

                                               /s/ signature illegible
My Commission expires                          Notary Public, residing at
August 27, 1961                             Salt Lake City, Utah